Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2017 Second Quarter Earnings

Contact: Joseph F. Casey, EVP, COO, CFO

Brockton, Massachusetts (July  21, 2017): HarborOne Bancorp, Inc. (the “Company”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced second quarter 2017 net income of $3.2 million or $0.10 per share as compared to $2.7 million, or $0.09 per share in the prior quarter and net loss of $681,000 in the same quarter last year.

The Company reported net income of $5.9 million or $0.19 per share for the six months ended June 30, 2017 compared to a net loss of $557,000 for the same period in 2016.

The Company’s results for the quarter ended June 30, 2016 included a one-time contribution of $4.8 million to The HarborOne Foundation (the “Foundation”). Excluding this non-recurring expense, net income would have been $2.2 million for the second quarter of 2016 and $2.3 million for the first six months of 2016.

James W. Blake, President and CEO stated, “We are pleased with the Company’s overall performance again this quarter. We had solid net income growth of 17% from the previous quarter driven by commercial loan  growth, a rebound in mortgage banking activity and continued improvement in asset quality.”

Net Interest Income

The Company’s net interest and dividend income was $18.2 million for the quarter ended June 30, 2017,  up $783,000, or 4.5%, from $17.4 million for the quarter ended March 31, 2017 and up $3.6 million,  or 24.3%, from $14.7 million for the quarter ended June 30, 2016. The interest rate spread and net interest margin on a tax-equivalent basis were 2.87% and 3.03%, respectively, for the quarter ended June 30, 2017 compared to 2.83% and 2.99%, respectively, for the quarter ended March 31, 2017 and 2.68% and 2.81%, respectively, for the quarter ended June 30, 2016.

The increase in net interest income from the previous quarter reflects a $763,000, or 3.6%, increase in total interest and dividend income and a decrease of $20,000, or 0.5% in total interest expense.  The increase in interest and dividend income is primarily due to the commercial loan growth that provided an increase in average outstanding loans of $17.5 million combined with a 4 basis point increase in yield on loans. Interest expense was essentially flat as average interest-bearing deposits increased $68.1 million with no change in the cost of those funds and average FHLB advances decreased $37.1 million coupled with a 1 basis point decrease in total cost of borrowed funds.

The increase in net interest income over the prior year quarter is primarily due to growth in the Company’s average loan balances to $2.13 billion from $1.88 billion and an increase in the yield on loans to 3.82% from 3.61%, again primarily driven by commercial loan growth as well as higher rates on variable rate loans.  Total interest and dividend income increased  $3.8 million, or 21.0%, and total interest expense increased $243,000, or 7.0%.

Noninterest Income

Noninterest income increased to $14.3 million for the quarter ended June 30, 2017,  up  $2.9 million, or 24.8%, from the quarter ended March 31, 2017.  This increase is primarily due to a  54.4% increase in mortgage loan originations at Merrimack Mortgage Company, LLC (“Merrimack”) as a result of seasonal fluctuations resulting in a $2.7 million, or 37.1%  increase in mortgage banking income. Mortgage banking income was also impacted by servicing rights fair value adjustments amounting to  a $1.1 million decrease in the second quarter of 2017 compared to a $442,000 decrease in the first quarter of 2017 and a $2.2 million decrease in the second quarter of 2016. Servicing rights fair value adjustments largely reflect fluctuations in the 10-year Constant Maturity Treasury rate and residential real estate mortgage loan rates.  Noninterest income decreased  $1.6 million, or 10.0%  primarily driven by a decrease of $1.5 million, or 13.1%, in mortgage banking income as compared to the quarter ended June 30, 2016. Compared to the same quarter prior year, Merrimack’s mortgage originations decreased 19.1% in 2017 primarily as a result of higher residential mortgage interest rates and reduced refinance volume in 2017.

Noninterest Expense

Noninterest expenses were $26.9 million for the quarter ended June 30, 2017, an increase of $2.5 million, or 10.1%, from the quarter ended March 31, 2017.  The increase was primarily due to the increase in mortgage loan originations which contributed to an increase of $1.4 million, or 9.3%, in compensation and benefits and an increase of $519,000, or 38.1%, in loan expense primarily from an increase in loan closing expense on loans held for sale.    Noninterest expense decreased  $4.3 million,  or 13.8%, from the quarter ended June 30, 2016 primarily due to the $4.8 million charitable contribution made in 2016.

Asset Quality

The Company recorded a  $470,000 provision for loan losses for the quarter ended June 30, 2017, $265,000 for the quarter ended March 31, 2017 and $801,000 for the quarter ended June 30, 2016.  The provisions in the second quarter of 2017 and 2016 were primarily due to commercial loan growth. In the first quarter of 2017, the Company adjusted general reserve allocations for commercial real estate and commercial loans based on updated peer data. The updated peer data resulted in lower general reserve rates and reserves on these loan types; however, the decrease was partially offset by commercial loan growth.    Changes in the provision for loan losses are also based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions. The allowance for loan losses was $17.2 million, or 0.82%, of total loans at June 30, 2017, compared to $16.9 million, or 0.82%, of total loans, at March 31, 2017 and $14.4 million, or 0.79%, of total loans, at June 30, 2016. Net charge-offs totaled $173,000 for the quarter ended June 30, 2017, or 0.03%, of average loans outstanding on an annualized basis, compared to $349,000 and 0.07% for the quarter ended March 31, 2017 and $58,000 and 0.01% for the quarter ended June 30, 2016.

Nonperforming assets were $22.5 million at June 30, 2017 compared to $23.5 million at March 31, 2017 and $27.8 million at June 30, 2016. Nonperforming assets as a percentage of total assets were 0.86% at June 30, 2017,  0.91% at March 31, 2017 and 1.23% at June 30, 2016. The steady decline reflects the Company’s continued efforts to minimize nonperforming assets through diligent collection efforts, prudent workout arrangements and strong underwriting.

Balance Sheet

Total assets increased $65.9 million, or 2.6%, to $2.63 billion at June 30, 2017 from $2.57 billion at March 31, 2017. Net loans increased $32.2 million, or 1.6%, to $2.08 billion at June 30, 2017 from $2.05 billion at March 31, 2017.  The net increase in loans for the three months ended June 30, 2017 was primarily due to increases of $35.2 million in commercial real estate loans, $5.8 million in residential real estate loans and  $2.4 million in commercial and industrial loans, partially offset by a  decrease of $2.2 million in construction loans and $8.2 million in consumer loans.  Loans held for sale increased $39.9 million, or 76.9%, to $91.9 million at June 30, 2017 from $51.9 million at March 31,  2017 due to the seasonal increase in residential mortgage originations.

Total deposits increased $69.1 million, or 3.6%, to $1.99 billion at June 30, 2017 from $1.93 billion at March 31, 2017.  Compared to the prior quarter non-certificate accounts increased $59.3 million,  brokered deposits increased $15.0 million and term certificate accounts decreased $5.3 million.  The increase in non-certificate accounts was primarily due to HarborOne Bancorp Inc.’s participation in the Bank’s reciprocal deposit program that was established in June with respect to the Company’s $64.8 million deposit at the Bank, which effectively converts the Company’s deposit at the Bank to multiple deposits at other financial institutions which are not eliminated in consolidation. The reciprocal deposit program provides access to FDIC insured deposit products in aggregate amounts exceeding current insurance limits for depositors. Borrowings were  $265.1 million at June 30, 2017 and $275.1 million at March 31, 2017.

Total stockholders’ equity was $336.6 million at June 30, 2017 compared to $332.7 million at March 31, 2017 and $324.3 million at June 30, 2016.   The tangible common equity to tangible assets ratio was 12.34% at June 30, 2017, 12.50% at March 31, 2017 and 13.79% at June 30, 2016.  At June 30, 2017, the Company and the Bank exceed all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Southeastern Massachusetts through a network of 14 full-service branches, two limited service branches, a commercial loan office in Providence, Rhode Island, a residential lending office in Westford, Massachusetts, and 13 free-standing ATMs. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. Merrimack Mortgage Company, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 33 offices in Massachusetts, New Hampshire and Maine, and also does business in seven additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures.  The Company’s management believes that the supplemental non-GAAP information, which consists of tangible common equity to tangible assets ratio and tangible book value per share is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2017	2017	2016	2016	2016

Assets

Cash and due from banks	$17,492	$18,621	$16,464	$15,706	$18,773
Short-term investments	84,105	83,778	33,751	3,549	11,365
Total cash and cash equivalents	101,597	102,399	50,215	19,255	30,138

Securities available for sale, at fair value	160,795	165,348	136,469	115,397	121,957
Securities held to maturity, at amortized cost	45,660	46,531	47,877	49,213	50,504
Federal Home Loan Bank stock, at cost	16,356	17,863	15,749	15,255	13,078
Loans held for sale, at fair value	91,849	51,932	86,443	114,054	99,697
Loans:
Residential real estate	771,121	765,368	770,935	774,404	773,169
Commercial real estate	592,325	557,174	495,801	450,945	377,386
Construction	66,908	69,134	58,443	40,438	31,414
Total mortgage loans on real estate	1,430,354	1,391,676	1,325,179	1,265,787	1,181,969
Commercial	114,234	111,849	100,501	88,718	82,333
Consumer	543,394	551,603	563,104	555,874	560,144
Loans	2,087,982	2,055,128	1,988,784	1,910,379	1,824,446
Less: Allowance for loan losses	(17,181)	(16,884)	(16,968)	(15,832)	(14,439)
Net deferred loan costs	8,682	9,041	9,931	10,336	10,893
Net loans	2,079,483	2,047,285	1,981,747	1,904,883	1,820,900
Mortgage servicing rights, at fair value	20,313	20,839	20,333	15,534	12,688
Goodwill and other intangible assets	13,541	13,563	13,585	13,607	13,630
Other assets	102,476	100,384	95,892	99,935	104,166
Total assets	$2,632,070	$2,566,144	$2,448,310	$2,347,133	$2,266,758

Liabilities and Stockholders' Equity

Deposits:
NOW and demand deposit accounts	$395,150	$392,012	$365,869	$358,628	$339,379
Regular savings and club accounts	334,112	338,338	316,947	317,198	316,195
Money market deposit accounts	706,547	646,123	595,211	596,377	620,975
Brokered deposits	92,803	77,774	54,045	20,236	—
Term certificate accounts	465,179	470,490	472,681	442,472	433,685
Total deposits	1,993,791	1,924,737	1,804,753	1,734,911	1,710,234
Short-term borrowed funds	30,000	75,000	80,000	50,000	—
Long-term borrowed funds	235,117	200,118	195,119	195,120	195,096
Other liabilities and accrued expenses	36,527	33,554	39,054	39,188	37,138
Total liabilities	2,295,435	2,233,409	2,118,926	2,019,219	1,942,468

Common stock	321	321	321	321	321
Additional paid-in capital	144,705	144,555	144,420	144,175	144,107
Unearned compensation - ESOP	(10,982)	(11,130)	(11,278)	(11,575)	(11,872)
Retained earnings	203,159	199,946	197,211	194,275	190,723
Accumulated other comprehensive income (loss)	(568)	(957)	(1,290)	718	1,011
Total stockholders' equity	336,635	332,735	329,384	327,914	324,290

Total liabilities and stockholders' equity	$2,632,070	$2,566,144	$2,448,310	$2,347,133	$2,266,758

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share amounts)	2017	2017	2016	2016	2016

Interest and dividend income:
Interest and fees on loans	$19,640	$19,135	$18,092	$17,144	$16,293
Interest on loans held for sale	620	546	788	866	581
Interest on securities	1,332	1,216	1,002	988	1,023
Other interest and dividend income	320	252	167	164	209
Total interest and dividend income	21,912	21,149	20,049	19,162	18,106

Interest expense:
Interest on deposits	2,567	2,432	2,283	2,092	2,165
Interest on borrowed funds	1,130	1,285	1,211	1,168	1,289
Total interest expense	3,697	3,717	3,494	3,260	3,454

Net interest and dividend income	18,215	17,432	16,555	15,902	14,652

Provision for loan losses	470	265	1,456	1,710	801

Net interest income, after provision for loan losses	17,745	17,167	15,099	14,192	13,851

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(1,052)	(442)	2,970	351	(2,163)
Other	11,200	7,846	12,404	16,513	13,837
Total mortgage banking income	10,148	7,404	15,374	16,864	11,674

Deposit account fees	3,071	2,845	2,979	3,010	2,928
Income on retirement plan annuities	113	110	111	111	108
Gain on sale of consumer loans	—	78	—	—	29
Gain on sale and call of securities, net	—	—	—	—	41
Bank-owned life insurance income	261	257	263	275	274
Other income	706	760	557	609	834
Total noninterest income	14,299	11,454	19,284	20,869	15,888

Noninterest expenses:
Compensation and benefits	16,414	15,019	18,616	18,902	16,407
Occupancy and equipment	2,724	2,986	2,516	2,458	2,463
Data processing	1,528	1,522	1,557	1,450	1,446
Loan expense	1,882	1,363	2,710	3,316	2,128
Marketing	1,041	482	835	592	607
Professional fees	1,080	930	822	709	602
Deposit insurance	446	462	208	437	418
Prepayment penalties on Federal Home Loan Bank	—	—	—	—	400
Charitable foundation contributions	—	—	—	—	4,820
Other expenses	1,763	1,641	2,099	1,745	1,878
Total noninterest expenses	26,878	24,405	29,363	29,609	31,169

Income (loss) before income taxes	5,166	4,216	5,020	5,452	(1,430)

Income tax provision (benefit)	1,953	1,481	2,084	1,900	(749)

Net income (loss)	$3,213	$2,735	$2,936	$3,552	$(681)

Earnings per common share:
Basic and diluted	$0.10	$0.09	$0.09	$0.11	N/A

Weighted average shares outstanding:
Basic and diluted	31,013,002	30,998,163	30,973,588	30,943,808	N/A

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	Six Months Ended June 30,
(Dollars in thousands, except per share amounts)	2017	2016	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$38,775	$31,936	$6,839	21.4%
Interest on loans held for sale	1,166	1,041	125	12.0
Interest on securities	2,548	2,122	426	20.1
Other interest and dividend income	572	446	126	28.3
Total interest and dividend income	43,061	35,545	7,516	21.1

Interest expense:
Interest on deposits	4,999	4,335	664	15.3
Interest on borrowed funds	2,415	2,672	(257)	(9.6)
Total interest expense	7,414	7,007	407	5.8

Net interest and dividend income	35,647	28,538	7,109	24.9

Provision for loan losses	735	1,006	(271)	(26.9)

Net interest income, after provision for loan losses	34,912	27,532	7,380	26.8

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(1,494)	(4,451)	2,957	66.4
Other	19,046	23,213	(4,167)	(18.0)
Total mortgage banking income	17,552	18,762	(1,210)	(6.4)

Deposit account fees	5,916	5,675	241	4.2
Income on retirement plan annuities	223	214	9	4.2
Gain on sale of consumer loans	78	79	(1)	(1.3)
Gain on sale and call of securities, net	—	283	(283)	(100.0)
Bank-owned life insurance income	518	550	(32)	(5.8)
Other income	1,466	1,387	79	5.7
Total noninterest income	25,753	26,950	(1,197)	(4.4)

Noninterest expenses:
Compensation and benefits	31,433	31,925	(492)	(1.5)
Occupancy and equipment	5,710	5,247	463	8.8
Data processing	3,050	2,860	190	6.6
Loan expense	3,245	3,720	(475)	(12.8)
Marketing	1,523	1,172	351	29.9
Professional fees	2,010	1,179	831	70.5
Deposit insurance	908	821	87	10.6
Prepayment penalties on Federal Home Loan Bank	—	400	(400)	(100.0)
Charitable foundation contributions	—	4,820	(4,820)	(100.0)
Other expenses	3,404	3,582	(178)	(5.0)
Total noninterest expenses	51,283	55,726	(4,443)	(8.0)

Income (loss) before income taxes	9,382	(1,244)	10,626	854.2

Income tax provision (benefit)	3,434	(687)	4,121	599.9

Net income (loss)	$5,948	$(557)	$6,505	1167.9%

Earnings per common share:
Basic and diluted	$0.19	N/A	N/A

Weighted average shares outstanding:
Basic and diluted	31,005,623	N/A	N/A

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,129,280	$20,260	3.82%	$2,111,768	$19,681	3.78%	$1,881,488	$16,874	3.61%
Investment securities (2)	209,691	1,408	2.69	197,525	1,292	2.65	173,731	1,101	2.55
Other interest-earning assets	81,370	320	1.58	67,428	252	1.52	51,257	209	1.64
Total interest-earning assets	2,420,341	21,988	3.64	2,376,721	21,225	3.62	2,106,476	18,184	3.47
Noninterest-earning assets	129,281			124,148			131,104
Total assets	$2,549,622			$2,500,869			$2,237,580
Interest-bearing liabilities:
Savings accounts	$338,607	141	0.17	$326,731	151	0.19	$317,180	137	0.17
NOW accounts	128,794	20	0.06	123,340	19	0.06	120,702	19	0.06
Money market accounts	667,468	831	0.50	627,073	753	0.49	642,758	724	0.45
Certificates of deposit	469,249	1,369	1.17	469,774	1,350	1.17	446,848	1,285	1.16
Brokered deposit	76,555	206	1.08	65,698	159	0.98	—	—	—
Total interest-bearing deposits	1,680,673	2,567	0.61	1,612,616	2,432	0.61	1,527,488	2,165	0.57
FHLB advances	254,832	1,130	1.78	291,896	1,285	1.79	239,245	1,289	2.17
Total interest-bearing liabilities	1,935,505	3,697	0.77	1,904,512	3,717	0.79	1,766,733	3,454	0.79
Noninterest-bearing liabilities:
Noninterest-bearing deposits	250,654			237,056			244,651
Other noninterest-bearing liabilities	29,432			28,981			28,887
Total liabilities	2,215,591			2,170,549			2,040,271
Total equity	334,031			330,320			197,309
Total liabilities and equity	$2,549,622			$2,500,869			$2,237,580
Tax equivalent net interest income		18,291			17,508			14,730
Tax equivalent interest rate spread (3)			2.87%			2.83%			2.68%
Less: tax equivalent adjustment		76			76			78
Net interest income as reported		$18,215			$17,432			$14,652
Net interest-earning assets (4)	$484,836			$472,209			$339,743
Net interest margin (5)			3.02%			2.97%			2.80%
Tax equivalent effect			0.01			0.02			0.01
Net interest margin on a fully tax equivalent basis			3.03%			2.99%			2.81%
Average interest-earning assets to average interest-bearing liabilities	125.05%			124.79%			119.23%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented.  The yield on investments before tax equivalent adjustments for the quarters presented were 2.55%, 2.50%, and 2.37%, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Year to Date
	June 30, 2017			June 30, 2016
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,120,573	$39,941	3.80%	$1,842,228	$32,977	3.60%
Investment securities (2)	203,642	2,700	2.67	178,673	2,279	2.57
Other interest-earning assets	74,437	572	1.55	64,621	446	1.39
Total interest-earning assets	2,398,652	43,213	3.63	2,085,522	35,702	3.44
Noninterest-earning assets	126,729			126,731
Total assets	$2,525,381			$2,212,253
Interest-bearing liabilities:
Savings accounts	$332,702	292	0.18	$309,368	267	0.17
NOW accounts	126,037	39	0.06	118,785	37	0.06
Money market accounts	647,383	1,584	0.49	636,711	1,428	0.45
Certificates of deposit	469,510	2,719	1.17	452,742	2,603	1.16
Brokered deposit	71,156	365	1.03	—	—	—
Total interest-bearing deposits	1,646,788	4,999	0.61	1,517,606	4,335	0.57
FHLB advances	273,262	2,415	1.78	252,318	2,672	2.13
Total interest-bearing liabilities	1,920,050	7,414	0.78	1,769,924	7,007	0.80
Noninterest-bearing liabilities:
Noninterest-bearing deposits	243,937			219,315
Other noninterest-bearing liabilities	29,207			27,983
Total liabilities	2,193,194			2,017,222
Total equity	332,187			195,031
Total liabilities and equity	$2,525,381			$2,212,253
Tax equivalent net interest income		35,799			28,695
Tax equivalent interest rate spread (3)			2.85%			2.64%
Less: tax equivalent adjustment		152			157
Net interest income as reported		$35,647			$28,538
Net interest-earning assets (4)	$478,602			$315,598
Net interest margin (5)			3.00%			2.75%
Tax equivalent effect			0.01			0.02
Net interest margin on a fully tax equivalent basis			3.01%			2.77%
Average interest-earning assets to average interest-bearing liabilities	124.93%			117.83%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented.  The yield on investments before tax equivalent adjustments was 2.52% and 2.39% for the six months ended June 30, 2017 and 2016, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
	(In thousands)
Interest-earning assets:
Loans (1)	$2,129,280	$2,111,768	$2,055,444	$1,983,249	$1,881,488
Investment securities (2)	209,691	197,525	168,485	166,816	173,731
Other interest-earning assets	81,370	67,428	38,912	18,030	51,257
Total interest-earning assets	2,420,341	2,376,721	2,262,841	2,168,095	2,106,476
Noninterest-earning assets	129,281	124,148	126,899	130,498	131,104
Total assets	$2,549,622	$2,500,869	$2,389,740	$2,298,593	$2,237,580
Interest-bearing liabilities:
Savings accounts	$338,607	$326,731	$319,166	$319,202	$317,180
NOW accounts	128,794	123,340	124,134	120,704	120,702
Money market accounts	667,468	627,073	602,263	612,761	642,758
Certificates of deposit	469,249	469,774	458,491	434,519	446,848
Brokered deposit	76,555	65,698	39,689	549	—
Total interest-bearing deposits	1,680,673	1,612,616	1,543,743	1,487,735	1,527,488
FHLB advances	254,832	291,896	257,568	232,587	239,245
Total interest-bearing liabilities	1,935,505	1,904,512	1,801,311	1,720,322	1,766,733
Noninterest-bearing liabilities:
Noninterest-bearing deposits	250,654	237,056	227,918	217,930	244,651
Other noninterest-bearing liabilities	29,432	28,981	31,055	32,888	28,887
Total liabilities	2,215,591	2,170,549	2,060,284	1,971,140	2,040,271
Total equity	334,031	330,320	329,456	327,453	197,309
Total liabilities and equity	$2,549,622	$2,500,869	$2,389,740	$2,298,593	$2,237,580

	Annualized Yield Trend - Quarters Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Interest-earning assets:
Loans (1)	3.82%	3.78%	3.65%	3.61%	3.61%
Investment securities (2)	2.69%	2.65%	2.55%	2.54%	2.55%
Other interest-earning assets	1.58%	1.52%	1.71%	3.62%	1.64%
Total interest-earning assets	3.64%	3.62%	3.54%	3.53%	3.47%

Interest-bearing liabilities:
Savings accounts	0.17%	0.19%	0.18%	0.17%	0.17%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.50%	0.49%	0.46%	0.44%	0.45%
Certificates of deposit	1.17%	1.17%	1.16%	1.14%	1.16%
Brokered deposit	1.08%	0.98%	0.92%	2.17%	—%
Total interest-bearing deposits	0.61%	0.61%	0.59%	0.56%	0.57%
FHLB advances	1.78%	1.79%	1.87%	2.00%	2.17%
Total interest-bearing liabilities	0.77%	0.79%	0.77%	0.75%	0.79%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.
(2) Includes securities available for sale and securities held to maturity.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Performance Ratios (annualized):	2017	2017	2016	2016	2016

Return (loss) on average assets (ROAA)	0.50%	0.44%	0.49%	0.62%	(0.12)%

Return (loss) on average equity (ROAE)	3.85%	3.31%	3.56%	4.34%	(1.38)%

Efficiency ratio (1)	82.60%	84.41%	81.87%	80.46%	101.99%

(1) Represents noninterest expense divided by the sum of net interest income and noninterest income

	At or for the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Asset Quality	2017	2017	2016	2016	2016
(Dollars in thousands)

Total nonperforming assets	$22,522	$23,471	$22,946	$25,992	$27,770

Nonperforming assets to total assets	0.86%	0.91%	0.94%	1.11%	1.23%

Allowance for loan losses to total loans	0.82%	0.82%	0.85%	0.82%	0.79%

Net charge offs	$173	$349	$320	$317	$58

Annualized net charge offs/average loans	0.03%	0.07%	0.06%	0.07%	0.01%

Allowance for loan losses to nonperforming loans	80.04%	78.17%	80.12%	65.92%	55.52%

	June 30,	March 31,	December 31,	September 30,	June 30,
Capital and Share Related	2017	2017	2016	2016	2016

Common stock outstanding	32,120,880	32,120,880	32,120,880	32,120,880	32,120,880

Book value per share	$10.48	$10.36	$10.25	$10.21	$10.10

Tangible book value per share (1)	$10.06	$9.94	$9.83	$9.79	$9.67

Tangible common equity / tangible assets (2)	12.34%	12.50%	12.97%	13.47%	13.79%

(1) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets divided by common stock outstanding.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets to total assets less goodwill and other intangible assets.